AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of December, 2007, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Fund Administration Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series, The American Trust Allegiance Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund and amend the fees; and

WHEREAS, Section 10 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit B
to the AST Fund Administration Servicing Agreement

Name of Series	Date Added
The American Trust Allegiance Fund	11/18/2002
The American Trust Energy Alternatives Fund	on or after 12/12/2007

For the services rendered by USBFS under this Agreement, the Fund(s) listed herein shall pay USBFS compensation as set forth in the Fee Schedule below:

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at December, 2007

Basis Points                                      Average Net Millions
[___]%                                               First $50 million
[___]%                                               Next $50 million
[___]%                                               Next $50 million
[___]%                                               Next $50 million, and thereafter

Per Fund Annual Minimum
$[___] First Fund
$[___] each successive fund

Advisor’s Signature below acknowledges approval of the fee schedule above.
American Trust Investment Advisors, LLC

By:   /s/ Paul H. Collins

Printed Name:  Paul H. Collins

Title:  President                                                                                     Date:     2/5/2008